EXHIBIT 32.2

STATEMENT OF CHIEF ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Peter Roston, chief financial officer of Axion Power International, Inc. (the "Company"), hereby certifies that:

Amendment No. 1 to the Company's Annual Report Form 10-KSB/A for the year ended December 31, 2003 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in Amendment No. 1 to the Company's Annual Report Form 10-KSB/A for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Roston
Peter Roston, chief financial officer
Dated: August 31, 2004